Amendment
to Amended and Restated
Investment Sub-Advisory Agreement Between
Jackson National Asset Management, LLC
and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended February 20, 2013, April 29, 2013 and May 30, 2013 (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain funds of JNL Variable Fund LLC.

Whereas, pursuant to mergers of the following four funds of JNL Variable Fund LLC into other funds, the Adviser and the Sub-Adviser have agreed to amend Schedule A and Schedule B of the Agreement to remove said funds:

1)	JNL/Mellon Capital DowSM Dividend Fund;
2)	JNL/Mellon Capital S&P® 10 Fund;
3)	JNL/Mellon Capital Select Small-Cap Fund; and
4)	JNL/Mellon Capital VIP Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 16, 2013, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 16, 2013, attached hereto.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 26th day of June 2013, effective September 16, 2013.

Jackson National Asset Management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Janet Lee
Name:	Mark D. Nerud	Name:	Janet Lee
Title:	President and CEO	Title:	Director

Schedule A
Dated September 16, 2013

Funds
JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital NYSE® International 25 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated September 16, 2013
(Compensation)

JNL/Mellon Capital DowSM 10 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Global 15 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital 25 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Nasdaq® 25 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Value Line® 30 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital S&P® 24 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital JNL 5 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital JNL Optimized 5 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital S&P® SMid 60 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital NYSE® International 25 Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Communications Sector Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Consumer Brands Sector Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Financial Sector Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Healthcare Sector Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Oil & Gas Sector Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%

JNL/Mellon Capital Technology Sector Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Amounts over $750 Million	0.015%